SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Date of Report (Date of earliest event reported)	April 28, 2009

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2677 North Main Street, Suite 360, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 480-0405

112 North Curry Street, Carson City, Nevada 89703
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1009000.03

Item 2.02.	Results of Operations and Financial Condition.

On April 29, 2009, Victory Energy Corporation (“Company”) issued a press release announcing it would be filing with the Securities and Exchange Commission (“Commission”) amendments to its periodic reports because it has concluded that the financial statements included in its reports covering the year ended December 31, 2007 and all interim periods during 2007 and 2008 should no longer be relied upon because of errors contained in such financial statements. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 28, 2009, the Company’s Board of Directors concluded that the Company’s financial statements for the year ended December 31, 2007 and all interim periods during 2007 and 2008 should no longer be relied upon.  This determination has been discussed with the Company’s independent registered public accounting firm.

The Board of Directors reached this conclusion after being presented with a preliminary report (the “Preliminary Report”) issued by the Company’s Chief Financial Officer detailing certain accounting inaccuracies and improprieties uncovered by the Chief Financial Officer in connection with the preparation of the Company’s annual report on Form 10-K for the year ended December 31, 2008.  As of the date hereof, the Company has not filed its annual report on Form 10-K for the year ended December 31, 2008.

The Preliminary Report identified certain errors contained in the Company’s financial statements including the failure to record certain accounts receivable, drilling costs and capital raising costs and the failure to record an overstatement of a gain on the sale of a royalty interest.  According to the Preliminary Report, certain issuances of preferred stock may not have been properly recorded as a result of the Company failing to have properly created the preferred stock under Nevada law.  The Preliminary Report also identified material weaknesses in the Company’s internal controls over financial reporting during 2007 and 2008.

The Board of Directors has commenced a formal investigation of the matters raised in the Preliminary Report with the assistance of outside legal and accounting professionals.  Upon completion of the formal investigation by the Board of Directors, the Company intends to restate its financial statements for the fiscal year ended December 31, 2007 and all interim periods during 2007 and 2008.  Because the formal investigation by the Board of Directors is ongoing, the information noted above is subject to change.

The Company is in the process of preparing its Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended March 31, 2009, which quarterly report is due on or before May 15, 2009. The Company anticipates delaying the filing of these reports until the formal investigation by the Board of Directors is complete and the Company files its restated financial statements for the periods stated above.

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Item 5.02.	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2009, the Company’s President, Chief Executive Officer and a member of the Company’s board of directors, Jon Fullenkamp, voluntarily resigned from the Company’s board of directors and from his position as an executive officer of the Company.  Mr. Fullenkamp’s resignation was not because of a disagreement with the Company.  The Board of Directors of the Company is currently negotiating the terms of a consulting agreement with Mr. Fullenkamp pursuant to which Mr. Fullenkamp will provide services to the Company in connection with certain of its field operations.

On April 28, 2009, the Board of Directors of the Company appointed the Company’s current Chief Financial Officer, Mr. Robert Miranda, 56, as the Company’s Interim Chief Executive Officer until the Board of Directors appoints a new principal executive officer.  Since October 2007, Mr. Miranda has been the managing director of Miranda & Associates, a professional accountancy corporation.  From March 2003 through October 2007, Mr. Miranda was a Global Operations Director at Jefferson Wells, where he specialized in providing Sarbanes-Oxley compliance reviews for public companies.  Mr. Miranda was a national director at Deloitte & Touche where he participated in numerous audits, corporate finance transactions, mergers, and acquisitions.  Mr. Miranda is a licensed Certified Public Accountant and has over 35 years of experience in accounting, Sarbanes-Oxley compliance, auditing, business consulting, strategic planning and advisory services.  Mr. Miranda holds a B.S. degree in Business Administration from the University of Southern California, a certificate from the Owner/President Management Program from the Harvard Business School, and membership in the American Institute of Certified Public Accountants.

The Company engaged Miranda & Associates a professional accountancy corporation wholly-owned by Robert Miranda, our chief financial officer, on November 15, 2008.  Miranda & Associates, was paid a total of $5,000 during the fiscal year ended December 31, 2008 and a total of $81,415 during the fiscal quarter ended March 31, 2009 in consulting fees in consideration of accounting and advisory services. As of March 31, 2009, Miranda & Associates was owed $11,863 for accounting and advisory services rendered.

Item 9.01.                              Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

	Number	Description
	99.1	Press release dated April 29, 2009 relating to restatement of financial statements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2009	VICTORY ENERGY CORPORATION

By:	/s/ ROBERT MIRANDA
Robert Miranda, Chief Executive Officer

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EXHIBITS ATTACHED TO THIS REPORT

Number	Description

99.1	Press release dated April 29, 2009 relating to restatement of financial statements

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